UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Ave., Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

(626) 303-7902

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by STAAR Surgical Company (the “Company”) with the Securities and Exchange Commission on June 13, 2017 (the “Original Report”). The sole purpose of this amendment is to confirm the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation. No other changes have been made to the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 13, 2017, the Company held its annual meeting of shareholders. At the meeting, the Company’s shareholders voted, among other things, on the frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Frequency Vote”). The Board of Directors of the Company (the “Board”) had recommended that the shareholders approve holding an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the shareholders. As previously reported in the Original Report, the shareholders recommended “one year” on the Frequency Vote.  Based on the results of the Frequency Vote and consistent with the recommendation of the Board, the Board determined to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the shareholders, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2017

STAAR Surgical Company

By:	/s/ Caren Mason
Name:	Caren Mason
Title:	President and Chief Executive Officer